Exhibit 10.3

FIFTH ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET DATED JANUARY 13, 2012 BY AND BETWEEN RGS PROPERTIES, AS LESSOR AND EXAGEN DIAGNOSTICS, INC., AS LESSEE, FOR THE PREMISES LOCATED AT 1261 LIBERTY WAY, SUITES B & C, CALIFORNIA.

Lessor and Lessee mutually agree to amend the lease as follows:

Parties (1.1):
Lessee has changed their name and shall here for be referred to as Exagen Inc., a Delaware Corporation

Paragraph 1.3 (Term):
The Lease Term will be extended to the new Expiration Date of April 30, 2027

Paragraph 50 (Rent Schedule):
Base Rent shall be as follows:

Dates	Base Rent
February 1, 2026 - April 30, 2027	$20,084.42 per month

All other terms and conditions of the existing Lease shall remain in full force and effect.

This addendum shall automatically expire is not executed by Lessee on or before Friday October 15, 2021.

AGREED AND ACCEPTED:

LESSOR:	LESSEE:
RGS Properties	Exagen Inc., a Delaware Corporation

By: /s/ Scott Smith	By: /s/ Ron Rocca
By: /s/ Greg Smith	Ron Rocca
Date: 10/19/2021	Title: CEO
Date: 10/12/2021